                            FIRST AMENDMENT TO THE
CONSULTING, NONDISCLOSURE, SEVERANCE AND RESIGNATION AGREEMENT ENTERED INTO BY AND BETWEEN DEREK LIDOW AND INTERNATIONAL RECTIFIER CORPORATION, AS OF
                                MAY 10, 1999



Derek Lidow and International Rectifier Corporation hereby agree to amend that certain Consulting, Nondisclosure, Severance and Resignation Agreement entered into by and between the parties, as of May 10, 1999, as follows:


-  Section VI.F.2 shall be amended to read in its entirety as follows:

       NEW OPTIONS. Before the Resignation Date, the Company shall grant the Executive new nonqualified options to purchase shares of common stock of the Company at the market price on the date of grant determined in accordance with the Company's stock option plan. The new options will immediately vest and will terminate ten years after the date of grant. The amount of the new options to be granted under this paragraph shall be equal to the number of options, if any, that the Company grants to the other Chief Executive Officer of the Company relating to performance in fiscal year 1999, as provided in Section VI.B, plus 51,200, but shall not exceed an aggregate amount of 200,000 shares. The form of stock option agreement to be used for New Options is attached hereto as Exhibit A and made a part hereof.



- The last sentence of Section VII.B shall be amended to read in its entirety as follows:

       Any options to purchase common stock of the Company that the Executive holds as of the date of such termination or breach shall be governed by
       Section VI.F.2.



In Witness Whereof, the parties have executed this amendment as of the 29th day of September, 1999.



Derek Lidow                            International Rectifier Corporation

/s/ Derek Lidow                        By: /s/ L. Michael Russell
--------------------                      --------------------------------
                                            L. Michael Russell
                                       Its: Executive Vice President


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                                   Exhibit A


                      INTERNATIONAL RECTIFIER CORPORATION

                  EMPLOYEE NONQUALIFIED STOCK OPTION AGREEMENT
                  --------------------------------------------

                  THIS OPTION AGREEMENT is between INTERNATIONAL RECTIFIER CORPORATION (the "Company") and Derek Lidow (the "Optionee"). Pursuant to the International Rectifier Corporation Amended and Restated Stock Incentive Plan of 1992 (the "Plan") and Optionee's Consulting, Nondisclosure, Severance and Resignation Agreement with the Company dated as of May 10, 1999, as amended by letter agreement dated September 29, 1999 (the "Consulting Agreement"), the Company hereby evidences the grant of a nonqualified stock option to purchase authorized but unissued or treasury shares of Common Stock, $1.00 par value, of the Company on the terms and conditions included herein and in the Plan:

                   GRANT DATE:                   JUNE 14, 1999

                   NUMBER OF SHARES:             200,000(1)

                   EXERCISE PRICE PER SHARE:     $11.375(1)


                   EXPIRATION DATE:              JUNE 13, 2009(2)
--------------------------------------

         (1) Subject to adjustment under Section 8 of the Plan and Section 4 of the Terms and Conditions.

         (2) Subject to early termination if the Optionee's Consulting Agreement is terminated under certain circumstances or in certain other circumstances. See the Terms and Conditions (attached hereto and incorporated herein by this reference) and the Plan and the Consulting Agreement for exceptions and additional details regarding early termination of the Option.

INTERNATIONAL RECTIFIER CORPORATION                          OPTIONEE
(a Delaware Corporation)

By:
     L. Michael Russell, Executive Vice President            Derek Lidow

 and
                                                  (Address)
By:
    Lesley C. Kleveter, Assistant Secretary
                                                  (City, State, Zip Code)

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                             TERMS AND CONDITIONS
                             --------------------


    1. EXERCISABILITY OF OPTION. The Option shall vest and become exercisable immediately and may be exercised at any time (or from time to time in one or more installments) prior to the expiration date, subject to earlier termination of the Option as provided in this Agreement, the Consulting Agreement, or the Plan. Notwithstanding the foregoing, no fewer than 100 shares may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

    2. METHOD OF EXERCISE OF OPTION. So long as the Option remains exercisable, the Option may be exercised by the delivery to the Company of a written notice stating the number of shares to be purchased pursuant to the Option and accompanied by payment made in cash or by check payable to the order of the Company in the full amount of the purchase price of the shares, plus any amount required to satisfy any applicable withholding taxes. Other payment methods may be permitted only if expressly authorized by the Committee with respect to this Option or all options under the Plan.

    3. EFFECT OF TERMINATION EVENT. If one of the termination events listed below occurs, and the Option was exercisable at the date of the termination event, the Option and all other rights and benefits under this Agreement shall terminate upon the earlier of the expiration of the post-termination exercise period opposite the particular termination event specified below or the Expiration Date:

       TERMINATION EVENT                  POST-TERMINATION EVENT EXERCISE PERIOD

-  Death or Disability (as defined below)                one year
   of Optionee

-  Early Termination of the Consulting                   one year
   Agreement by mutual consent

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-  Termination of the Consulting Agreement      30 days after notice to Optionee
   and/or rights and benefits by the Company for Cause (or after the service period, the occurrence of any of the acts, omissions or events constituting Cause), as "Cause" is defined in the Consulting Agreement

-  Termination of the Consulting Agreement by   30 days
   Optionee without the Company's consent

-  Optionee engages in conduct that             30 days after notice to Optionee
   constitutes Cause (as defined below)

-  Termination of services under the            remainder of term
   Consulting Agreement by the Company WITHOUT
   Cause (as defined in the Consulting Agreement)

-  Material breach of the Consulting            remainder of term
   Agreement by the Company

    4. ADJUSTMENT AND/OR TERMINATION OF OPTION UNDER CERTAIN CIRCUMSTANCES. In addition to adjustments contemplated by Section 8 of the Plan, upon the occurrence or in contemplation of an Event (as defined in Section 10 below), the Company may provide for the assumption, substitution, conversion, exchange, or other settlement and/or adjustment of the Option, whether exercisable or not, or may terminate the Option. If the Company terminates an Option, the Company shall make provision for a cash payment for the Option or shall provide for the assumption, conversion or substitution of other options or rights, in either case based on the distribution or consideration payable to holders of the Common Stock of the Company or the difference between the exercise price and the fair market value of the shares on the applicable measurement date in respect of the Event. In addition, if the Option is not exercised prior to an Event involving a Change of Control (as these terms are defined in Section 10) approved by the Board, the Committee acting prior to the Event, may provide that the Option terminates, subject to any provision by the Committee, in its sole discretion through a plan of reorganization approved by the Board or otherwise, for the survival, substitution, assumption, exchange or other reasonable settlement of the Option.

    5. NOTICES. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal office, to the attention of the Corporate Secretary and to the Optionee at the address given beneath the Optionee's signature, or at such other address as either party may hereafter designate in writing to the other.

    6. OPTIONEE NOT A STOCKHOLDER. Neither the Optionee nor any other person entitled to exercise the Option shall have any of the rights or privileges of a stockholder of the Company as to any shares of Common Stock not actually issued and delivered to Optionee prior to delivery of the exercise price and satisfaction of all other conditions precedent to the due exercise of the Option and delivery of shares.

    7. NO SERVICE COMMITMENT BY COMPANY. Nothing contained in this Agreement or the Plan constitutes a commitment by the Company to engage the services of Optionee during the term of the Option, confers upon Optionee any right to remain in the service of the Company, interferes in any way with any right of the Company to terminate any services, or affects the rights and obligations of the parties under the Consulting Agreement.

    8. EFFECT OF AWARD AGREEMENT. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company except to the extent the Committee determines otherwise.

    9. CHOICE OF LAW. The constructive interpretation, performance and enforcement of the Option and this Agreement shall be governed by the laws of the State of California.

    10. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

    "CAUSE" means, at any time after Consulting Agreement has terminated in all respects:

           - any unlawful or improper act by Optionee that has resulted in the Optionee's personal gain at the expense of the Company or any of its subsidiaries;

           - Optionee's breach of fiduciary duty to the Company or willful misconduct, or conviction of a crime (other than minor traffic violations or similar offenses), affecting the Company;

           - Optionee's violation of any policy or rule of the Company applicable to him; or

           - Other unlawful or improper conduct of Optionee that results in a substantial detriment to the business or reputation of the Company or any of its subsidiaries.

   The existence of Cause shall be determined in good faith by the Committee, subject to ratification by the Board, whether before or after the date of termination of services, and any disputes with respect to any determination during the term of the Consulting Agreement shall be resolved under Section XI of the Consulting Agreement.

    "CHANGE IN CONTROL" means any of the following:

- Approval by the stockholders of the Company of the dissolution or liquidation of the Company;

- Approval by the stockholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not majority-owned subsidiaries of the Company, as a result of which 50% or less of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Company.

- Approval by the stockholders of the Company of the sale or transfer of substantially all of the Company's business and/or assets to a person or entity that is not a subsidiary of the Company; or

-  The occurrence of any of the following:

           - any "person," alone or together with all "affiliates" and "associates" of such person, without the prior approval of the Board of Directors, becomes the "beneficial owner" of more than 50% of the outstanding voting securities of the Company (the terms "person", "affiliates", "associates" and "beneficial owner" are used as such terms are used in the Securities Exchange Act of 1934 and the General Rules and Regulations thereunder); PROVIDED, HOWEVER, that a "Change in Control" shall not be deemed to have occurred if such "person" is the Company, any subsidiary of the Company or any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company, or any trust or other entity organized, established or holding shares of such voting securities by, for, or pursuant to the terms of any such plan, or any member of or entity or group affiliated with the Lidow family; or

           - individuals who at the beginning of any period of two consecutive calendar years constitute a majority of the Board cease for any reason, during such period, to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new Board member was approved by a vote of at least two-thirds of the Board members then still in office who were Board members at the beginning of such period.

      "DISABILITY" means if the Executive is unable to perform his duties under the Consulting Agreement for a period of 90 consecutive days or for shorter periods aggregating six months in any 12 month period because of disability or incapacitation, or, after June 14, 2001, incurs a total and permanent disability.

      "EVENT" means a liquidation, dissolution, Change in Control, merger, consolidation, or other combination or reorganization, or a recapitalization, reclassification, extraordinary dividend or other distribution (including a split up or a spin off of the Company or any significant subsidiary), or a sale or other distribution of substantially all the assets of the Company as an entirety.

    11. PLAN. The Option and all rights of Optionee thereunder are subject to, and the Optionee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, including, but not limited to Section 8 (Adjustments and Settlement of Awards) and
          Section 12 (Legal Issues). The Optionee acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference, and agrees to be bound by the terms thereof. Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any additional rights in the Optionee not expressly set forth above. The Option is not intended as an incentive stock option.